As filed with the Securities and Exchange Commission on July 22, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	27-0395455
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vipin Garg, President and Chief Executive Officer
Neos Therapeutics, Inc.
2940 N. Highway 360
Grand Prairie, TX 75050
(972) 408-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq. Joseph C. Theis, Jr., Esq. Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000	Jonathan L. Kravetz, Esq. Brian P. Keane, Esq. John T. Rudy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-205106

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐

Non-Accelerated Filer (Do not check if a smaller reporting company) ☒	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.001 par value per share	920,000	$15.00	$13,800,000	$1,604

(1)

Represents only the additional number of shares being registered and includes 120,000 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 205106).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $73,600,000 on a Registration Statement on Form S-1 (File No. 333-205106), which was declared effective by the Securities and Exchange Commission on July 22, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $13,800,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

Explanatory note and incorporation by reference

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-205106) filed by Neos Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 22, 2015, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grand Prairie, Texas on July 22, 2015.

NEOS THERAPEUTICS, INC.

By:	/s/ Vipin Garg
	Name:	Vipin Garg
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Vipin Garg	President, Chief Executive Officer and Director	July 22, 2015
Vipin Garg	(Principal Executive Officer)
/s/ Richard Eisenstadt	Chief Financial Officer	July 22, 2015
Richard Eisenstadt	(Principal Financial and Accounting Officer)
*	Director	July 22, 2015
Alan Heller
*	Director	July 22, 2015
Greg Robitaille
*	Director	July 22, 2015
Bryant Fong
*	Director	July 22, 2015
John Schmid
*	Director	July 22, 2015
Paul Edick

* Pursuant to Power of Attorney

By:	/s/ Vipin Garg
Vipin Garg Attorney-In-Fact

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EXHIBIT INDEX

Exhibit No.	Exhibit Index
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of McGladrey LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
24.1*	Power of Attorney

*                                         Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-205106), originally filed with the Securities and Exchange Commission on June 22, 2015 and incorporated by reference herein.

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